Exhibit 10.10.2

PartnerRe Ltd.

Executive Share-Settled Share Appreciation Right Agreement

<Name>

<Date>

This Share-Settled Share Appreciation Right Agreement (the “Agreement”) commences and is made effective as of <Date>, by and between PartnerRe Ltd. (the “Company”), and <Name> (the “Participant”), an employee of the PartnerRe Group (PartnerRe Group is defined to include PartnerRe Ltd. and its affiliates and subsidiaries).

WHEREAS, the Company desires to afford the Participant the opportunity to purchase Common Shares, $1.00 par value, of the Company (“Shares”) pursuant to the PartnerRe Ltd. Amended and Restated Employee Equity Plan (the “Plan”). Further, it is understood by the Participant and the Company that it is the expectation of the Company that the Participant will view the grant of such Awards with a long term view of increasing shareholder value and thereby retain a substantial portion of such Awards received during the period of employment.

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Conflicts. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Plan terms and provisions of which are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the terms and provisions of this Agreement, the terms and provisions of the Plan shall govern and control.

2. Grant of SSS. Subject to the terms and conditions set forth herein, the Company hereby grants to the Participant Share-Settled Share Appreciation Right (the “SSS”) to purchase up to, but not exceeding in the aggregate, the number of Shares as set forth in the attachment to this Agreement (the “Notice of Grant”). Subject to the same terms and conditions set forth herein and in the Plan, the Company may make one or more additional grants of SSS to the Participant by providing the Participant with a new Notice of Grant, which shall include any differing terms and conditions. The Company reserves all rights with respect to the granting of additional SSS’s hereunder and makes no implied promise to grant additional SSS’s.

3. Grant Price. The grant price per Share of the SSS’s shall be the price provided in the Notice of Grant (the “Grant Price”).

4. Term of SSS. The term of the SSS shall be no longer than ten (10) years from the date of grant provided in the Notice of Grant (the “Date of Grant”), subject to earlier termination as provided in Section 6 hereof.

5. Vesting of SSS. Subject to the terms, conditions and limitations contained herein, the SSS’s shall vest and become exercisable with respect to the Shares covered by such SSS’s in accordance with the following installments:

•	33% of the SSS’s on the first anniversary of the Date of Grant,

•	33% of the SSS’s on the second anniversary of the Date of Grant, and

•	34% of the SSS’s on the third anniversary of the Date of Grant.

6. Termination of Employment. In the event the Participant ceases to be an employee of the PartnerRe Group prior to the expiration of the term of the SSS, as provided in Section 4 above (the “Expiration Date”), the following restrictions apply,

If the Participant ceases employment by reason of:

a. Death or Disability. (i) SSS’s which are vested on the date of termination shall remain exercisable for twelve (12) months following the date of termination of employment, but in no event shall such vested SSS’s remain exercisable later than the Expiration Date, and (ii) unvested SSS’s will have accelerated vesting on the date of such termination and will remain exercisable for twelve (12) months following the date of termination, but in no event shall such vested SSS’s remain exercisable later than the Expiration Date.

For the purposes of Section 6.a. above, unless otherwise determined by the Committee, the definition of each of the above stated reasons for termination of employment shall have the same meaning as provided either in the Participant’s jurisdictional legislation or the Company employee benefit plans in which the employee participates.

b. Company with Cause, Company without Cause, Employee Termination with Good Reason, Employee Termination without Good Reason (other than for Retirement). (i) SSS’s which are vested on the date of termination shall remain exercisable for three (3) months following the date of termination of employment, but in no event shall such vested SSS’s remain exercisable later than the Expiration Date, and (ii) unvested SSS’s shall be forfeited on the date of such termination.

c. Retirement. (i) SSS’s, which are vested on the date of termination, shall remain exercisable until the Expiration Date, and (ii) unvested SSS’s shall continue to vest under the original vesting provisions for thirty-six (36) months following the date of termination of employment and shall remain exercisable until the Expiration Date.

d. Post-termination Covenants. Notwithstanding the provisions of section 6.c. above, the continuation of the vesting and exercise periods following retirement is contingent upon the Executive’s compliance with the limitations on his business activity, including; (i) refraining from competing in the reinsurance business in the locations where PartnerRe does business, and, (ii) refraining from soliciting employees or customers of PartnerRe to a company that competes in the reinsurance business in the locations where PartnerRe does business, and (iii) disclosing confidential information of PartnerRe (unless legally required to do so); until the sooner of (i) thirty–six months following retirement, or (ii) until all SSS’s granted pursuant to this agreement have vested and have been exercised or expired.

e. Retirement. As defined under this agreement is a voluntary termination after achieving any of the following age and service combinations:

•	Age 65; or

•	Age 60 with 10 years of service

In the event that any of the terms laid down in the Participant’s contract of employment conflict with the provisions of this section, the contract of employment shall prevail. For the avoidance of doubt, this Award shall follow the treatment of Options upon termination as set out in such contract of employment.

7. Shareholder Rights. The Participant shall have no rights as a shareholder with respect to any Share issuable upon the exercise of any SSS until the date of issuance of said Share. No adjustments, other than as provided in Section 6(d) of the Plan, shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions for which the record date is prior to the date the Share are issued.

8. Transferability. SSS’s may be transferable, to the extent provided in this Agreement, to any person or entity who would be considered a “family member” of the Participant for purposes of Form S-8 under the U.S. Securities Act of 1933.

9. Method of Exercising SSS’s.

A. Company Designated Insiders and Other Participants Restricted from On-line Trading: Subject to the terms and conditions of this Agreement, Company Designated Insiders will need to request pre-clearance from Group Legal in compliance with PartnerRe Ltd.’s Trading Policy in order to trade in PartnerRe Ltd. Shares. Participants will then need to contact the Company designated broker to place their trade over the phone. Procedures are provided by the Company.

B. On-line Trading: Subject to the terms and conditions of this Agreement and paragraph A above, Participants may exercise their SSS’s on-line using the Company designated broker account.

10. Data Protection. The Participant hereby acknowledges and agrees that the PartnerRe Group may process personal data about the Participant in relation to the SSS’s herein (“Personal Data”).

The Participant acknowledges that, in connection with the above and strictly for said purposes, some Personal Data may be transferred externally to the Company’s broker, Fidelity Stock Plan Services, LLC.

In addition, the Participant acknowledges that, in connection with the above and strictly for said purposes, the Company may transfer Personal Data to EDS Information Business GmbH (“EDS”). EDS is based in Switzerland and is responsible for the technical and operational aspects of the PartnerRe Group’s human resource systems.

The Participant shall have the right to access and rectify personal data maintained by PartnerRe Group.

11. Rights or Entitlements. The Participant hereby acknowledges and agrees that this award does not provide any entitlement to any benefit other than that granted under the Plan. The Participant further acknowledges and agrees that any benefits granted under the Plan are not a part of such Participant’s base salary or other compensation, and will not be considered a part of any pension or severance payments in the event of a termination of the Participant’s employment or service for any reason.

12. Change in Control. Upon a Change in Control, all SSS’s will be subject to Section 12 of the Plan.

13. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

14. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of Bermuda without reference to the principles of conflicts of laws thereof.

15. Headings. Headings are for the convenience of the parties and are not deemed to be part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

PARTNERRE LTD.

Philip Martin
Director of Group Compensation & Benefits

Notice of Grant

<Name>	Grant Number:	<####>
<Address>	Plan:	EEP
<Address>	ID:	<####>
<Address>

Grant Date:	<Date>
Type of Grant:	Share-Settled Share Appreciation Rights
Number of SSS:	<###>
Grant Price:	<$###>

Vesting Schedule:

Shares	Vest Type	Full Vest	Expiration

<###>	On Vest Date	<Date>	<Date>
<###>	On Vest Date	<Date>	<Date>
<###>	On Vest Date	<Date>	<Date>

For further information, please see the Stock Plan Information folder in the Human Resource section on PartnerRelink.

By your on-line acceptance and the Company’s signature below, you and the Company agree that these Share-Settled SARs are granted under and are governed by the terms and conditions of the Company’s Employee Equity Plan and the Share-Settled Share Appreciation Right Agreement.

PartnerRe Ltd.

Wellesley House, 90 Pitts Bay Road	Telephone	(1 441) 292 0888
Pembroke HM 08, Bermuda	Telefax	(1 441) 296 2250 http://www.partnerre.com